UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2026 (September 30, 2026)

EDIBLE GARDEN AG INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	001-41371	85-0558704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

283 County Road 519 Belvidere, NJ	07823
(Address of registrant’s principal executive office)	(Zip code)

Registrant’s telephone number, including area code: (908) 750-3953

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EDBL	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	EDBLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 30, 2026, Edible Garden AG Incorporated, a Delaware corporation (the “Company”), entered into a Real Estate Purchase Contract (the “Purchase Contract”) with Iowa Shrimp Holdings, LLC, an Iowa limited liability company (the “Seller”), pursuant to which the Company agreed to purchase from the Seller certain real and personal property located in Hamilton County, Iowa, including the real property located in Webster City, Hamilton County, Iowa, together with the buildings, improvements and certain fixtures, equipment, contracts, permits and other property rights associated therewith (collectively, the “Property”). The Property is currently leased by the Seller to Edible Garden Sustainable Ventures LLC, an affiliate of the Company, and is being developed as the Company’s Prairie Hills ready-to-drink manufacturing facility.

The aggregate purchase price for the Property is $6,325,000 (the “Purchase Price”). At the direction of the Seller, the Purchase Price will be paid to Streeterville Capital, LLC, a Utah limited liability company (“Streeterville”), as follows: (i) on September 30, 2026, the Company issued to Streeterville 1,500 shares of the Company’s Series B Preferred Stock (the “Initial Preferred Shares”), which the parties assigned an agreed value of $1,500,000 and which are non-refundable; (ii) at the closing of the acquisition contemplated by the Purchase Contract (the “Closing”), the Company will issue to Streeterville an additional 1,000 shares of the Company’s Series B Preferred Stock, which the parties assigned an agreed value of $1,000,000 (the “Closing Preferred Shares”); and (iii) at the Closing, the Company will issue to Streeterville a secured promissory note in the original principal amount of $3,825,000 (the “Note”). The Note will mature five years after its date of issuance and will bear interest at a rate of 8% per annum, compounded daily. The Company’s obligations under the Note will be secured by a real estate mortgage on the Property in favor of Streeterville (the “New Mortgage”).

The Purchase Contract provides the Company with a 20-day review period following September 30, 2026 (the “Review Period”), during which the Company may conduct customary due diligence and may terminate the Purchase Contract in its sole discretion for any reason or no reason. The Closing is expected to occur five days after the expiration of the Review Period, or on such earlier date as the parties may mutually agree, subject to the satisfaction or waiver of the conditions set forth in the Purchase Contract. At the Closing, the Seller will convey the Property to the Company or a wholly owned subsidiary designated by the Company pursuant to a special warranty deed. Streeterville will partially release and reconvey two existing mortgages encumbering the Property, and the Company or its designated wholly owned subsidiary will grant Streeterville the New Mortgage securing the Note.

The foregoing descriptions of the Purchase Contract and the form of Note do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Contract and the form of Note, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On September 30, 2026, pursuant to the Purchase Contract and at the direction of the Seller, the Company issued to Streeterville 1,500 shares of the Company’s Series B Preferred Stock. The parties assigned the Initial Preferred Shares an aggregate value of $1,500,000, and the Initial Preferred Shares constitute a non-refundable portion of the Purchase Price. The Initial Preferred Shares were issued in a private transaction in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. No underwriting discounts or commissions were paid in connection with the issuance.

Item 8.01 Other Events.

On October 1, 2026, the Company issued a press release announcing its entry into the Purchase Contract. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Real Estate Purchase Contract, dated September 30, 2026, by and between Iowa Shrimp Holdings, LLC and Edible Garden AG Incorporated.
10.2	Form of Secured Promissory Note to be issued by Edible Garden AG Incorporated in favor of Streeterville Capital, LLC.
99.1	Press Release of Edible Garden AG Incorporated, dated October 1, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules or exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDIBLE GARDEN AG INCORPORATED

Date: October 1, 2026	By:	/s/ James E. Kras
	Name:	James E. Kras
	Title:	President and Chief Executive Officer

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